To:	Participants in The Men’s Wearhouse, Inc. 401(k) Savings Plan
Re:	401(k) Savings Plan Proxy Card
Dated:	June 3, 2004

      A PRINTER’S ERROR WAS NOTICED IN THE 401(k) SAVINGS PLAN PROXY CARD AFTER THE MAILING LAST WEEK. THE VOTING BOXES FOR ITEM 6 WERE ERRONEOUSLY OMITTED FROM THE PROXY CARD. ENCLOSED IS A CORRECTED VERSION OF THE PROXY CARD. PLEASE USE THE ENCLOSED PROXY CARD INSTEAD OF THE PROXY CARD SENT TO YOU LAST WEEK.

      WE APOLOGIZE FOR ANY CONFUSION THIS MAY HAVE CAUSED. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT ASYA KARPINOS AT (713) 592-7438.

THE MEN’S WEARHOUSE, INC.

PROXY VOTING INSTRUCTIONS

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 2004

    The Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) recommends a vote “FOR” each of the nominees listed below, “FOR” Proposals 2, 3 and 4 and “AGAINST” Proposals 5 and 6. Please provide voting instructions by marking your choices below.

1. Election of Directors:

☐ FOR all nominees listed, except as indicated to the contrary below	☐ WITHHOLD AUTHORITY to vote for election of all nominees

Nominees:	George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein, Kathleen Mason, Deepak Chopra, M.D. and William B. Sechrest.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME IN THE SPACE PROVIDED BELOW.)

2.	To consider and act upon a proposal to adopt the Company’s 2004 Long-Term Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To consider and act upon a proposal to amend and restate the Company’s 1996 Long-Term Incentive Plan (formerly known as the 1996 Stock Option Plan) to add stock appreciation rights, restricted stock and performance based awards to the possible awards which may be granted pursuant to such plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To consider and act upon a proposal to amend and restate the Company’s 1992 Non-Employee Director Stock Option Plan to add stock appreciation rights and restricted stock to the possible awards which may be granted pursuant to such plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued, and to be signed on reverse side)

5.	Proposal regarding a code of conduct based on the United Nation’s International Labor Organization’s Standards for Workers Rights.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	To consider and act upon a proposal regarding the adoption of a policy of nominating independent directors who, if elected by the shareholders, would constitute two-thirds of the Board of Directors of the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

    The shares allocated to your account in the Company’s 401(k) Savings Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSALS 5 AND 6. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

Dated:	, 2004

Signature of Shareholder
Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.

PLEASE MARK, SIGN, DATE AND
RETURN IMMEDIATELY